SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Highland Income Fund

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Highland Income Fund Files Definitive Proxy Statement for Proposal to Convert Fund to Diversified Holding Company

Special Meeting of Shareholders Scheduled for August 20, 2021

Fund’s Board and Independent Trustees Recommend Shareholders Vote “FOR” Proposal

DALLAS – July 9, 2021 – The Highland Income Fund (NYSE: HFRO) (“HFRO” or the “Fund”), a closed-end fund managed by Highland Capital Management Fund Advisors, L.P. (the “Adviser”), today announced the filing of a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) for a special meeting of shareholders (“Special Meeting”) in connection with its proposal to covert the Fund from a registered investment company to a diversified holding company (the “Holding Company”). The Special Meeting will be held on August 20, 2021 at 8:30 a.m. CDT to consider the proposal.

The proposal to change the Fund’s business from a registered investment company to a diversified holding company and to amend certain fundamental investment restrictions (the “Business Change Proposal”) aims to increase shareholder value and better position HFRO in the current and future market environment.

The Holding Company would primarily pursue controlling interests—and, to a lesser extent, minority interests—in companies and other assets in four core sectors/focus areas where the Adviser has relevant expertise.1

At the Special Meeting, shareholders are being asked to vote upon the Business Change Proposal and, if approved, to approve the amendment and restatement of the Fund’s Agreement and Declaration of Trust (the “Amendment Proposal” and, together with the Business Change Proposal, the “Proposals”).

Additional details on the Proposals and voting information can be found at www.hfroconversion.com.

The Fund’s Board of Trustees (the “Board”), a majority of the members of which are not interested persons of the Fund (the “Independent Trustees”), reviewed the Proposals at length, and believes they are in the best interest of shareholders. As such, the Board recommends shareholders vote “FOR” the Proposals at the Special Meeting.

Adoption of the Business Change Proposal is expected to provide several benefits, including the following:

◾	Potential to provide investors with a superior risk adjusted return compared to public equity, fixed income, and distressed debt markets[2];

◾

Better positioning for HFRO in the current and future environment, enabling HFRO to transition to assets away from credit, where high yield spreads are at all-time lows, into those with better growth potential and thus better potential for shareholder returns; and

[1]	The Holding Company would pursue minority interests consistent with maintaining exclusion from investment company status.
[2]

Risk adjusted return is a calculation of the potential profit from an investment that takes into account the degree of risk associated with such investment. Please refer to the “Questions & Answers” section of this Proxy Statement for more information on how risk adjusted return is calculated.

◾

Potential for HFRO to trade at a premium to book value in line with comparable diversified holding companies, which historically have traded at a premium, while closed-end funds have historically traded at a discount to net asset value (“NAV”).[3]

Additionally, the Business Change Proposal would expand access to the Adviser’s platform, enabling HFRO to pursue opportunities where the Adviser has unique expertise and resources that it can apply to unlock potential value.

As part of the Business Change Proposal, HFRO has committed to a formulaic buyback program supplemented by additional share purchases from management to support the conversion process. HFRO and management will only purchase shares under the buyback programs if the Proposals are approved The management purchase plan is conditioned solely on shareholder approval of the Proposals; however, the HFRO formulaic buyback program is subject to additional terms and conditions. Accordingly, there can be no assurance that HFRO will purchase any shares under the formulaic buyback program or with respect to the timing or size of such purchases, if any.4

HFRO also intends to maintain the current dividend for common shares through January 31, 2022.

Additional information on the potential benefits of the Business Change Proposal, as well as related risks, and the Adviser’s relevant capabilities is available in the proxy statement.

Proxy Statement

A copy of the definitive proxy statement is available free of charge at www.hfroconversion.com or at the SEC website, www.sec.gov. Shareholders should read the proxy statement carefully because it contains important information. Shareholders should make no decision about the Proposals until reviewing the definitive proxy statement sent to them.

HFRO and its trustees and officers, the Adviser’s and its affiliates’ respective members, trustees, directors, shareholders, officers and employees, Di Costa Partners LLC and other persons may be deemed to be participants in the solicitation of proxies with respect to the Proposals. Shareholders may obtain more detailed information regarding the direct and indirect interests of the foregoing persons by reading the definitive proxy statement filed with the SEC regarding the Proposals.

About the Highland Income Fund

The Highland Income Fund (NYSE:HFRO) is a closed-end fund managed by Highland Capital Management Fund Advisors, L.P. For more information visit www.highlandfunds.com/income-fund/

About Highland Capital Management Fund Advisors, L.P.

Highland Capital Management Fund Advisors, L.P. is an SEC-registered investment adviser. It is the adviser to a suite of registered funds, including open-end mutual funds, closed-end funds, and an exchange-traded fund. For more information visit www.highlandfunds.com.

Investors should consider the investment objectives, risks, charges and expenses of the Highland Income Fund carefully before investing. This and other information can be found in the Fund’s prospectus, which may be obtained by calling 1-800-357-9167 or visiting www.highlandfunds.com. Please read the prospectus carefully before you invest.

[3]	Past performance is not a guarantee of future results and there can be no assurance that the Fund will not continue to trade at a discount to NAV after converting to a diversified holding company.
[4]	See the proxy statement for information on the buyback program and additional share purchase commitments.

No assurance can be given that the Fund will achieve its investment objectives.

This press release contains forward-looking statements. These statements reflect the current views of management with respect to future events and financial performance. Forward-looking statements can be identified by words such as “anticipate”, “expect”, “could,” “may”, “potential”, “will”, “ability,” “targets,” “believe,” “likely,” “assumes,” “ensuring,” “available,” “optionality,” “viability,” “maintain,” “consistent,” “pace,” “should,” “emerging,” “driving,” “looking to,” and similar statements of a future or forward-looking nature. Forward-looking statements address matters that involve risks and uncertainties. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance in difference economic and market cycles. There can be no assurance that similar performance will be experienced.

The proposed conversion of HFRO to a diversified holding company is contingent upon an affirmative shareholder vote, regulatory approval, and the ability to reconfigure HFRO’s portfolio such that it is no longer an investment company for purposes of the Investment Company Act of 1940 (the “1940 Act”). The conversion process could take approximately 24 months; and there can be no assurance that conversion of HFRO to a diversified holding company will be completed, improve HFRO’s performance or reduce the common share discount to net asset value (“NAV”).

In addition, actions taken in connection with the proposed conversion may adversely affect the financial condition, yield on investment, results of operations, cash flow, per share trading price of our securities, ability to satisfy debt service obligations, if any, and to make cash distributions to shareholders. Whether HFRO remains a registered investment company or converts to a diversified holding company, an investment in HFRO’s securities, like an investment in any other public company, is subject to investment risk, including the possible loss of investment. For a discussion of certain other risks relating to our conversion to a holding company, see “Implementation of the Business Change Proposal and Related Risks” and “Appendix B: Risks Associated with the Business Change Proposal” in the proxy statement.

If the Proposals are approved by shareholders, HFRO will apply to the SEC for a Deregistration Order, but the timing for receiving the Deregistration Order is uncertain. Until the SEC issues a Deregistration Order, HFRO will continue to be registered as an investment company and will continue to be regulated under the 1940 Act. Pending the SEC’s issuance of the Deregistration Order, the Adviser intends to begin realigning HFRO’s portfolio consistent with its new business as a diversified holding company. The implementation period may last approximately two years, with full implementation not projected until approximately the middle of 2023. The foregoing time period is an estimate and may vary depending upon the length of the deregistration process with the SEC, tax considerations and the pace at which we will be able to transition certain of the Company’s assets such that we will no longer be deemed an investment company under the 1940 Act. Any delay in receiving the Deregistration Order beyond the projected two-year implementation period may delay HFRO’s ability to operate like a typical diversified holding company not subject to the 1940 Act and would delay the ability to realize the benefits the Adviser’s anticipate to realize from becoming a diversified holding company.

For additional risks and disclosures, please visit www.hfroconversion.com/disclosures.

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